As filed with the Securities and Exchange Commission on January 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CROSSROADS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2846643
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11000 North Mo-Pac Expressway Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Crossroads Systems, Inc. 2010 Stock Incentive Plan
(Full title of the plan)

Richard K. Coleman

President and Chief Executive Officer

11000 North Mo-Pac Expressway

Austin, Texas 78759

(Name and address of agent for service)

(512) 349-0300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	250,000 shares (3)	$2.62	$655,000	$77

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered under this registration statement will automatically be increased to cover any additional shares of the registrant’s common stock that become issuable with respect to the securities registered hereunder by reason of any stock split, stock dividend, extraordinary dividend, combination of shares, mergers, consolidations, recapitalizations or other similar transactions.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the registrant’s common stock, as reported on the Nasdaq Stock Market on December 31, 2014, which is within five days of the filing of this registration statement.

(3)	Represents an automatic increase to the number of shares available for issuance under the Crossroads Systems, Inc. 2010 Stock Incentive Plan (the “2010 Plan”), effective on January 1, 2015. Shares available for issuance under the 2010 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2011 (Registration No. 333-176985), November 21, 2013 (Registration No. 333-192477) and January 6, 2014 (Registration No. 333-193190).

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Crossroads Systems, Inc., a Delaware corporation (the “Company”), relating to 250,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Crossroads Systems, Inc. 2010 Equity Incentive Plan (as amended, the “Plan”), which Common Stock is in addition to (1) the 2,730,449 shares of Common Stock relating to the Plan that were registered on the Company’s Registration Statement on Form S-8 filed on September 23, 2011 (SEC File No. 333-176985), (2) the 500,000 shares of Common Stock relating to the Plan that were registered on the Company’s Registration Statement on Form S-8 filed on November 21, 2013 (SEC File No. 333-192477), and (3) the 250,000 shares of Common Stock relating to the Plan that were registered on the Company’s Registration Statement on Form S-8 filed on January 6, 2014 (SEC File No. 333-193190 (together, the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference into this Registration Statement, other than any portions of the respective filings that were furnished rather than filed (pursuant to Item 2.02 or Item 7.01 of the Current Reports on Form 8-K or other applicable SEC rules):

(a)	The Company’s Annual Report on Form 10-K for the year ended October 31, 2013, filed with the SEC on January 23, 2014 (SEC File No. 001-15331);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2014, filed with the SEC on March 7, 2014 (SEC File No. 001-15331);

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2014, filed with the SEC on June 9, 2014 (SEC File No. 001-15331);

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2014, filed with the SEC on September 10, 2014 (SEC File No. 001-15331);

(e)	The Company’s Current Report on Form 8-K, filed with the SEC on January 24, 2014 (SEC File No. 001-15331);

(f)	The Company’s Current Report on Form 8-K, filed with the SEC on February 18, 2014 (SEC File No. 001-15331);

(g)	The Company’s Amendment to its Current Report on Form 8-K, which amendment was filed with the SEC on March 14, 2014 (SEC File No. 001-15331);

(h)	The Company’s Current Report on Form 8-K, filed with the SEC on March 14, 2014 (SEC File No. 001-15331);

(i)	The Company’s Current Report on Form 8-K, filed with the SEC on March 27, 2014 (SEC File No. 001-15331);

(j)	The Company’s Current Report on Form 8-K (solely with respect to Items 1.01, 3.01, 3.02, 8.01 and 9.01), filed with the SEC on March 31, 2014 (SEC File No. 001-15331);

(k)	The Company’s two Current Reports on Form 8-K, each filed with the SEC on April 8, 2014 (SEC File No. 001-15331);

(l)	The Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2014 (SEC File No. 001-15331);

(m)	The Company’s Current Report on Form 8-K, filed with the SEC on May 23, 2014 (SEC File No. 001-15331);

(n)	The Company’s Current Report on Form 8-K, filed with the SEC on June 18, 2014 (SEC File No. 001-15331);

(o)	The Company’s Current Report on Form 8-K, filed with the SEC on September 22, 2014 (SEC File No. 001-15331);

(p)	The Company’s Current Report on Form 8-K, filed with the SEC on December 12, 2014 (SEC File No. 001-15331);

(q)	The description of the Company’s common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A, filed with the SEC on August 24, 2011, and any further amendment or report filed hereafter for the purpose of updating such description; and

(r)

The description of our stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on May 23, 2014, as updated or amended in any amendment or report filed for such purpose.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit
Number	Description

4.1	Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-172792) filed on March 11, 2011.

4.2	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc., incorporated by reference to Exhibit 3.1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-172792) filed on March 11, 2011.

4.3	Certificate of Designation of 5.0% Series F Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A (file number 001-15331) filed on April 2, 2013.

4.4	Certificate of Amendment to the Certificate of Designation of 5.0% Series F Convertible Preferred Stock, Stock, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file number 001-15331) filed on March 14, 2014.

4.5	Certificate of Designation of Rights, Preferences and Privileges of Series G Participating Preferred Stock, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file number 001-15331) filed on May 23, 2014.

4.6	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file number 001-15331) filed November 7, 2013.

4.7	Crossroads Systems, Inc. 2010 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-172792) filed on March 11, 2011.

5.1*	Opinion of Andrews Kurth LLP.

23.1*	Consent of PMB Helin Donovan, LLP.

23.2*	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page of this registration statement).

* Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 5, 2015.

CROSSROADS SYSTEMS, INC.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard K. Coleman, Jr. and Jennifer Crane, and each of them, his or her true and lawful attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard K. Coleman, Jr. Richard K. Coleman, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 5, 2015
/s/ Jennifer Crane Jennifer Crane	Chief Financial Officer (Principal Financial and Accounting Officer)	January 5, 2015
/s/ Jeffrey E. Eberwein Jeffrey E. Eberwein	Chairman of the Board	January 5, 2015
/s/ Don Pearce Don Pearce	Director	January 5, 2015
/s/ Robert Pearse Robert Pearse	Director	January 5, 2015
/s/ Galen Vetter Galen Vetter	Director	January 5, 2015

Exhibit Index

Exhibit
Number	Description

4.1	Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-172792) filed on March 11, 2011.

4.2	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc., incorporated by reference to Exhibit 3.1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-172792) filed on March 11, 2011.

4.3	Certificate of Designation of 5.0% Series F Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A (file number 001-15331) filed on April 2, 2013.

4.4	Certificate of Amendment to the Certificate of Designation of 5.0% Series F Convertible Preferred Stock, Stock, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file number 001-15331) filed on March 14, 2014.

4.5	Certificate of Designation of Rights, Preferences and Privileges of Series G Participating Preferred Stock, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file number 001-15331) filed on May 23, 2014.

4.6	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file number 001-15331) filed November 7, 2013.

4.7	Crossroads Systems, Inc. 2010 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-172792) filed on March 11, 2011.

5.1*	Opinion of Andrews Kurth LLP.

23.1*	Consent of PMB Helin Donovan, LLP.

23.2*	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page of this registration statement).

*Filed herewith.